Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2004

Manhattan Associates, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia (State or Other Jurisdiction of Incorporation or organization)	0-23999 (Commission File Number)	58-2373424 (I.R.S. Employer Identification No.)

2300 Windy Ridge Parkway, Suite 700, Atlanta, Georgia
30339
(Address of Principal Executive Offices)
(Zip Code)

(770) 955-7070
(Registrant’s telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

     On October 20, 2004, Manhattan Associates, Inc. (the “Company”) issued a press release providing the final results for its financial performance for the third quarter ended September 30, 2004. A copy of this press release is attached as Exhibit 99.1. Pursuant to General Instruction B.2 of Form 8-K, this exhibit is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

     The press release includes, as additional information regarding the Company’s operating results, the Company’s adjusted net income and adjusted net income per share, which exclude the amortization of acquisition-related intangibles, net of income tax effects. The measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States (“GAAP”) and may be different from non-GAAP net income and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net income and adjusted net income per share provides useful information to investors regarding certain additional financial and business trends relating to the Company’s financial condition and results of operations.

     Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

     99.1 Press Release, dated October 20, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Manhattan Associates, Inc.
By:	/s/ Edward K. Quibell
Edward K. Quibell
Senior Vice President and Chief Financial Officer

Dated: October 20, 2004

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated October 20, 2004.